Exhibit 99.46



Silent Seconds
Group 1

                               UPB                   %
Silent Seconds (Only)            $7,922,673.32       5.96%
Total (Entire Pool)            $132,984,477.79

Resulting OCLTV
                               OCLTV
Silent Seconds (Only)                   97.27%
Total (Entire Pool)                     77.78%